EXHIBIT 99.1

Arbutus to Participate in Upcoming Investor Conferences

VANCOUVER, British Columbia and DOYLESTOWN, Pa., April 27, 2016 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq:ABUS), an industry-leading Hepatitis B Virus (HBV) therapeutic solutions company, today announced that the company will be participating in the following upcoming investor conferences.

  Bloom Burton & Co. Healthcare Investor Conference, May 2-3, 2016, Toronto
  Bank of America Merrill Lynch 2016 Health Care Conference, May 10-12, 2016, Las Vegas

About Arbutus
Arbutus Biopharma Corporation is a biopharmaceutical company dedicated to discovering, developing and commercializing a cure for patients suffering from chronic HBV infection.  Arbutus is headquartered in Vancouver, BC, Canada with offices in Doylestown, PA, USA. For more information, visit www.arbutusbio.com.

Contact Information
Investors
Adam Cutler
Senior Vice President, Corporate Affairs
Phone: 604.419.3200
Email: acutler@arbutusbio.com

Helia Baradarani
Manager, Investor Relations
Phone: 604.419.3200
Email: hbaradarani@arbutusbio.com

Media
Please direct all media inquiries to: media@arbutusbio.com